EXHIBIT 10.19.1

GUARANTY

SUBLEASE GUARANTY (the “Guaranty”) dated as of April 4, 2006 made by HUDSON HOLDING CORP., a Delaware corporation (“Guarantor”), having an address at 111 Pavonia Avenue, Jersey City, New Jersey 07310, to and in favor of CHARLES SCHWAB & CO., INC., 101 Montgomery Street, San Francisco, California 94104 (“Sublandlord”).

R E C I T A L S:

A. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings provided in the Sublease by and between Sublandlord, as sublandlord, and HUDSON SECURITIES, INC., as subtenant (together with its successors, transferees and assigns, “Subtenant”), dated as of the date hereof, pursuant to which Sublandlord leased certain premises (the “Premises”) to Subtenant (as it may be amended, the “Sublease”).

B. Guarantor, as sole shareholder of Subtenant, has a financial interest in Subtenant.

C. Sublandlord is unwilling to enter into the Sublease of the Premises unless Guarantor executes and delivers this Guaranty.

NOW, THEREFORE, in consideration of the benefits expected to accrue, directly or indirectly, to Guarantor by reason thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound, hereby represents and warrants to, and covenants and agrees with, Sublandlord, and its successors and assigns as follows:

1. Guarantor hereby irrevocably and unconditionally guarantees to Sublandlord, its successors and assigns full and punctual payment and performance of all the terms, covenants and conditions (monetary or nonmonetary) to be paid or performed by Subtenant under the Sublease (the “Guaranteed Obligations”). Guarantor confirms that this Guaranty constitutes an absolute, unconditional, present and continuing guaranty of payment and not collection.

2. All payments made by Guarantor under this Guaranty shall be made in lawful money of the United States of America in funds immediately available to Sublandlord at its address above, or at such other place as Sublandlord may hereafter designate in writing. The provisions of this paragraph shall survive the termination of the Sublease.

3. Guarantor hereby waives notice of acceptance of this Guaranty by Sublandlord and of any liability to which it may apply, and notice or proof of reliance by Sublandlord upon this Guaranty. Guarantor waives presentment, demand of payment, protest, notice of dishonor or nonpayment of the Guaranteed Obligations, suit or taking other action or making any demand against, and any other notice to, any party liable thereon (including Guarantor).

4. The obligations and liability of Guarantor for the Guaranteed Obligations and otherwise under this Guaranty shall not be released, impaired, diminished, modified or otherwise affected by any event, condition, circumstance, action or failure to act, with or without notice to, or the knowledge or consent of, Guarantor, including but not limited to (a) any amendment, renewal, extension, compromise, settlement, adjustment or modification of or addition or supplement to the Sublease, or any obligation or liability under the Sublease, it being agreed that this Guaranty shall extend to the Guaranteed Obligations as they may be so amended, renewed, extended, diminished, reduced or otherwise changed; (b) any extension of time granted by Sublandlord to Subtenant, or any dealings or transactions occurring between them, whether or not notice thereof is given to Guarantor; (c) any sublease, assignment, conveyance, merger or other transfer, voluntarily or involuntarily (whether by operation of law or otherwise), of all or any part of Subtenant’s interest in the Sublease or any assumption by any party of any obligation or liability of Subtenant under the Sublease; (d) any waiver, consent, forbearance, failure to make any claim, action or inaction of Sublandlord in enforcing any obligations of Subtenant, Guarantor or any other person or entity in connection with the Sublease; (e) any bankruptcy, insolvency, reorganization, arrangement, liquidation or similar or dissimilar proceeding involving Subtenant or the Sublease, including, without limitation, any termination or rejection of the Sublease in connection with any such proceedings, or discharge of any of Subtenant’s liabilities or obligations thereunder; it being agreed, without limiting the generality hereof, that any limitation on the liabilities or obligations of Subtenant in any such proceeding, whether or not arising out of any statutory limitation, such as contained in Section 502(b)(6) of the Bankruptcy Code, or any equitable considerations shall not diminish or limit the liability of Guarantor; (f) any disability or other defense of Subtenant; or (g) any other circumstance which may give rise to a discharge, limitation or reduction of liability of a guarantor, other than actual payment and performance to the extent the same results in a reduction of liability.

5. Guarantor acknowledges and confirms to Sublandlord that it has not been induced to execute and deliver this Guaranty as a result of, and is not relying upon, any representations, warranties, agreements or conditions, whether express, implied, written or oral, by Sublandlord.

6. The validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, diminished or impaired by reason of the assertion or failure to assert by Sublandlord against Subtenant, any guarantor, or their successors and assigns, of any of the rights or remedies of Sublandlord pursuant to the provisions of the Sublease or hereunder.

7. For the benefit of Sublandlord and Subtenant and to the fullest extent permitted by law, Guarantor irrevocably and unconditionally waives all rights of subrogation, reimbursement, indemnification, contribution or similar rights against Subtenant or its assets (arising by contract, by law or otherwise) as a result of this Guaranty, including, without limitation, payment or performance of the Guaranteed Obligations. Guarantor shall not assert any such right at any time in respect of the Sublease or any other obligation that is secured by collateral securing the Sublease until the Guaranteed Obligations are satisfied in full. Sublandlord’s rights hereunder are such that the remedy of law for breach would be inadequate, and Sublandlord shall be entitled to specific performance and enforcement thereof, including, without limitation, imposition of a restraining order or injunction. Nothing herein shall diminish or relieve any of Subtenant’s liabilities to Sublandlord. Sublandlord, Subtenant and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements made herein and their rights hereunder shall survive payment and performance of Subtenant’s obligations under the Sublease.

8. Guarantor hereby represents and warrants, which shall survive the execution and delivery of this Guaranty: (a) Guarantor has examined the Sublease and all instruments referred to therein, and Subtenant’s representations and warranties set forth therein are true and correct; (b) Guarantor has all necessary power, authority and legal right to execute, deliver and carry out the terms this Guaranty; (c) This Guaranty is a valid, legal and binding obligation of Guarantor, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally insofar as such laws apply to the bankruptcy or insolvency of Guarantor; (d) Neither the execution and delivery of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms hereof, will contravene any provision of law, statute, rule or regulation to which Guarantor is subject or any judgment, decree, franchise, order or permit applicable to Guarantor, or will conflict with, or result in any breach of, or result in the imposition of any lien, security interest or other encumbrance upon any of the properties or assets of Guarantor pursuant to, the terms of any indenture, mortgage, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor’s property or other assets may be subject; (e) No consent or approval of any governmental or public body or any other party is required to authorize the execution, delivery and performance of this Guaranty.

9. An “Event of Default” shall exist if; (a) any warranty or representation by Guarantor contained herein or any other writing delivered in connection herewith or the Sublease is false or misleading in any material respect; or (b) Guarantor fails to observe or perform any covenant or agreement contained herein and such failure shall continue for 15 days after written notice thereof; or (c) Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian for Guarantor or its property, (ii) admit in writing Guarantor’s inability to pay or fail to pay Guarantor’s debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the bankruptcy or insolvency laws of any jurisdiction, federal or state, domestic or foreign, or file a voluntary petition or answer seeking liquidation, reorganization, arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against Guarantor in any bankruptcy, liquidation, reorganization or insolvency proceeding, or action shall be taken by Guarantor for the purpose of effecting any of the foregoing, or (vi) if without Guarantor’s approval, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, liquidation, reorganization or relief of debtors, seeking in respect of Guarantor, an order for relief or an adjudication in bankruptcy, liquidation, reorganization, dissolution, winding up or arrangement with creditors, or the appointment of a trustee, receiver, liquidator or custodian or the like of Guarantor, or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, the same shall continue undismissed for any period of ninety (90) consecutive days.

10. Upon an Event of Default, Sublandlord (A) may declare the liabilities and obligations of Subtenant to Sublandlord, whether or not due, to be immediately due and payable or otherwise due hereunder as to Guarantor, and/or (B) shall have the right to proceed directly against Guarantor under this Guaranty without proceeding against Subtenant or any other person or entity or exhausting any other remedies which it may have and without resorting to any security held by Sublandlord. Each breach or default hereunder and under the Sublease shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises, but nothing herein shall preclude Sublandlord from accelerating obligations or pursuing any other remedy provided under the Sublease upon the occurrence of any default thereunder beyond any applicable grace period.

11. Any notice, demand or other communication to Guarantor or Sublandlord hereunder shall be in writing and given to such party at its address set forth above, or such other address as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be deemed to have been duly given if given by personal delivery or nationally recognized overnight courier, when so delivered or delivery refused.

12. No waiver, modification, amendment or discharge of this Guaranty shall be effective unless the same shall be in a writing, duly signed by Sublandlord. Each such waiver shall apply only with respect to the specific instance involved and shall not impair the rights of Sublandlord or the obligations of Guarantor to Sublandlord in any other respect at any other time or instance.

13. This Guaranty is being delivered in the State of New Jersey, and the respective rights and obligations of Sublandlord and Guarantor hereunder shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of New Jersey applicable to contracts made and to be performed entirely within said State, without reference to choice or conflict of laws principles or provisions which might be otherwise applicable, and Guarantor hereby irrevocably submits and consents to the jurisdiction of any such court over the person of Guarantor and hereby waives (a) any claim against Sublandlord for consequential or special damages and (b) any claim that any such court is an inconvenient forum and any objection to the laying of venue in any such court and (c) personal service of any summons and complaint. Guarantor consents to the service upon it of process in any such action or proceeding by mail to Guarantor at the address set forth for Guarantor in the first paragraph hereof. In any such action, (i) Guarantor shall be liable for all reasonable out-of-pocket costs and expenses of enforcement incurred by Sublandlord including, without limitation, reasonable attorneys’ fees, and (ii) Guarantor shall not interpose any counterclaim except with respect to the claims Guarantor would be barred from instituting in a separate action. Guarantor agrees that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall (i) preclude Sublandlord from initiating any such action in any other appropriate forum or jurisdictions, whether concurrently or not, or (ii) preclude any other method of effecting services of process. Guarantor hereby consents to the giving of any relief or the issue of any process in connection with any such action including, without limitation, the making, enforcement or execution against any property whatsoever of any order or judgment which may be made in such action.

14. If any part of this Guaranty is determined to be unenforceable, the remainder of this Guaranty shall continue in full force and effect. Any provision hereof which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction.

15. This Guaranty shall be binding upon Guarantor and its respective successors and assigns, and shall inure to the benefit of Sublandlord and its respective successors and assigns.

16. GUARANTOR, AND SUBLANDLORD BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER AS TO ANY MATTERS ARISING OUT OF OR CONNECTED WITH THIS GUARANTY, THE RELATIONSHIP OF SUBLANDLORD AND GUARANTOR OR ANY OTHER CLAIMS OR STATUTORY REMEDY.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

WITNESS:	GUARANTOR:

HUDSON HOLDING CORP.

By:
	Name:	[Illegible]
	Title:	CEO/CHAIRMAN

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